Table of Contents

As filed with the Securities and Exchange Commission on February 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Volcon, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-4882689 (I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

Telephone: (512) 400-4271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Greg Endo

Chief Financial Officer

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

Telephone: (512) 400-4271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Cavas S. Pavri, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 8, 2023

PROSPECTUS

$200,000,000

Volcon, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

____________________

We may from time to time issue up to $200,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants or units of securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and is traded under the symbol “VLCN”. On February 6, 2023, the closing price of the common stock, as reported on NASDAQ, was $1.67 per share.

As of February 6, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $29.1 million, based on 24,426,260 shares of outstanding common stock, of which approximately 17,299,970 shares were held by non-affiliates, and a per share price of $1.68 based on the closing sale price of our common stock on February 6, 2023.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Volcon, Inc. and its subsidiaries, except that such terms refer to only Volcon, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of the Debt Securities,” and “Description of the Stock Purchase Contracts and Stock Purchase Units.”

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” the “Company,” or “Volcon” refer to Volcon, Inc., a Delaware corporation.

OUR COMPANY

We are an all-electric, off-road powersports vehicle company developing and building electric two and four-wheel motorcycles and utility terrain vehicles (UTVs), also known as side-by-sides, along with a complete line of upgrades and accessories. In October 2020, we began building and testing prototypes for our future offerings with two off-road motorcycles – the Grunt and the Runt. Our motorcycles feature unique frame designs protected by design patents. Additional utility and design patents have been filed for other aspects of Volcon’s vehicles.

We initially began to sell and distribute the Grunt and related accessories in the U.S. on a direct-to-consumer sales platform. We terminated our direct-to-consumer sales platform in November 2021. Prior to the termination of our direct-to-consumer sales platform, U.S. customers made deposits for 360 Grunts (net of cancellations) and five Runts, plus accessories and a delivery fee representing total deposits of $2.2 million. These orders were cancelable by the customer until the vehicle was delivered and after a 14-day acceptance period, therefore the deposits were recorded as deferred revenue. As of June 30, 2022, we had completed shipping of all Grunts sold through our direct-to-consumer sales platform. Due to delays in developing the Runt, we refunded the deposits made for all Runts.

Beginning in November 2021, we began negotiating dealership agreements with powersports dealers to display and sell our vehicles and accessories. Customers can now, or will soon be able to, buy our vehicles and accessories directly from a local dealership. Some of these dealers will also provide warranty and repair services to customers. Through December 31, 2022, we have entered into 151 dealership agreements. Upon sale of a Grunt the dealer may order an additional Grunt. We also expect to be able to offer the dealers a financing option, or “floor plan” to make larger purchases of our vehicles but we do not currently have this financing option available. We have agreements with third-party financing companies to provide financing to qualified customers of each dealer. There is no recourse to the Company or the dealer if the dealer’s customer defaults on the financing agreement with this third-party.

As of December 31, 2022, we have signed agreements with five importers in Latin America and one importer for the Caribbean Region, collectively referred to herein as the LATAM importers to sell our vehicles and accessories in their assigned countries/markets. In June 2022 we signed an exclusive distribution agreement with Torrot Electric Europa S.A., referred to herein as Torrot, to distribute their electric motorcycles for youth riders in Latin America. We will use our LATAM importers to sell Torrot’s products in Latin America.

In October 2022, we signed an expanded agreement with Torrot to also be the exclusive distributor of Torrot and Volcon co-branded youth electric motorcycles in the United States as well as Latin America. This agreement supersedes the original Torrot agreement and once all Torrot branded inventory is sold, we will no longer distribute Torrot branded motorcycles. Finally, in December 2022 we signed an expanded agreement with Torrot to be the exclusive distributor of Volcon co-branded youth electric motorcycles in Canada.

We expect to expand our global sales of our vehicles and accessories beyond our current LATAM importer base. We expect to sign more LATAM importers in 2023 and expect to begin selling in Canada, Europe and Australia in 2023. We expect export sales to be executed with individual importers in each country that buy vehicles by the container. Each importer will sell vehicles and accessories to local dealers or directly to customers. Local dealers will provide warranty and repair services for vehicles purchased in their country.

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In July 2022, we expanded our offerings with the introduction of the first of our Volcon Stag UTV models, the Stag, which we anticipate will be available for delivery in the first half of 2023, followed by additional models of the Stag expected in 2024 and 2025 and the introduction of a higher performance, longer range UTV (to be named) which we expect to begin delivering in 2025. The Stag will be manufactured by a third-party and incorporate electrification units, which include batteries, drive units and control modules provided by General Motors. Beginning in June 2022 we have taken non-binding pre-production orders which are cancelable prior to delivery.

Through August 2022 we assembled the Grunt in a leased production facility in Round Rock, Texas. In August 2022 we announced that we will outsource the manufacturing of the Grunt to a third-party manufacturer, which we anticipate will reduce costs and improve profitability on the Grunt and began receiving Grunts from this manufacturer in January 2023. We also outsourced the manufacturing of the 2023 Grunt EVO to the same third-party manufacturer. The 2023 Grunt EVO will replace the Grunt and has a belt drive rather than a chain drive as well as an updated rear suspension.

In September 2022, we reduced our headcount in our product development and administration departments as we outsourced the design and development of certain components of our vehicle development. We also hired our Chief Marketing Officer and expect to hire additional sales and marketing employees and increase marketing activities to further support our brand and products.

We began taking pre-orders for an E-Bike, the Brat, in September 2022 and shipments to customers began in the fourth quarter of 2022.  In February 2023, we began selling the Brat directly to consumers through our website.  Consumers who order the Brat from our website will have the option to have the Brat shipped to their specified destination or to have it shipped to a dealer where they can pick it up. The Brat is being manufactured by a third-party.

In November 2022 we finalized an agreement for a third-party to manufacture the Runt.  We expect to receive prototypes of the Runt in the first quarter of 2023 and to begin sales in the second quarter of 2023.

The estimated fulfillment of all orders we have received to date assumes that our third-party manufacturers can successfully meet our order quantities and deadlines. If they are unable to satisfy orders on a timely basis, our customers may cancel their orders.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

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We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

COMPANY INFORMATION

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest, Suite 120, Round Rock, TX 78665. Our website address is www.volcon.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

SECURITIES WE MAY OFFER

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

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Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022 as amended by Form 10-K/A filed with the SEC on April 29, 2022.

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, filed with the SEC on May 12, 2022; June 30, 2022, filed with the SEC on August 15, 2022; September 30, 2022, filed with the SEC on November 10, 2022.

•	Our definitive proxy statement on Schedule 14A filed with the SEC on June 14, 2022.

•	Our Current Reports on Form 8-K filed with the SEC on April 28, 2022, May 3, 2022, June 1, 2022, July 27, 2022, August 12, 2022, August 24, 2022, September 13, 2022, and December 20, 2022.

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Volcon, Inc.

Attn: Chief Financial Officer

3121 Eagles Nest, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@volcon.com.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF COMMON STOCK

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.00001 per share and 5,000,000 shares of preferred stock, par value $0.00001 per share.

As of February 6, 2023, there were 24,426,260 shares of our common stock issued and outstanding. As of such date, there were no shares of our preferred stock issued and outstanding.

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

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Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our amended and restated certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our amended and restated certificate of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” below.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “VLCN”.

Transfer Agent

The transfer agent for our common stock is Computershare.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

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The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

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•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),

○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

○	if other than as specified in the indentures (for global debt securities);

•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

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In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

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•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the making of any sinking fund payment when due;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

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Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

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Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	to secure the debt securities;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	modify any of the provisions described in this section.

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Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

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We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Unless otherwise described in the prospectus supplement relating to a particular offering, each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

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•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

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We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

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•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

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In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from February 21, 2020 (inception) through December 31, 2020 incorporated in this prospectus have been audited by MaloneBailey LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC registration fee		$22,040
FINRA filing fee		30,500
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

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The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s amended and restated certificate of incorporation requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s amended and restated certificate of incorporation, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that provide for additional indemnification protections, which form of agreement has been filed as an exhibit to this registration statement.

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Item 16. Exhibits

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Volcon, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed October 8, 2021)
3.2	Amended and Restated Bylaws of Volcon, Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 file number 333-259468)
4.1	Form of common stock (incorporated by reference to Exhibit 4.1 of the Form S-1 file number 333-259468)
4.2	Form of Warrant issued to Pink Possum, LLC and Highbridge Consulting, LLC (incorporated by reference to Exhibit 4.2 of the Form S-1 file number 333-259468)
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.3 of the Form S-1 file number 333-259468)
4.4	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.3 of the Form S-1 file number 333-262343)
4.5	Form of Senior Convertible Note (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the SEC on August 24, 2022)
4.6	Note Amendment to Senior Convertible Note, dated September 6, 2022 (incorporated by reference to exhibit 4.6 of the Form S-1 file number 333-267404)
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 of the Form 8-K filed with the SEC on August 24, 2022)
4.8	Placement Agent Warrant (incorporated by reference to Exhibit 10.6 of the Form 8-K filed with the SEC on August 24, 2022).
4.9*	Form of Unsubordinated Indenture
4.10*	Form of Subordinated Indenture
4.11+	Form of Certificate of Designation for Preferred Stock
4.12+	Form of Preferred Stock Certificate
4.13+	Form of Warrant Certificate
4.14+	Form of Warrant Agreement
4.15+	Form of Unit Agreement and Certificate
5.1*	Opinion of ArentFox Schiff LLP
23.1*	Consent of MaloneBailey LLP
23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1#	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture
25.2#	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture
107*	Filing Fee Table

* Filed herewith

+ As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference

# As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ß 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ß 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Round Rock, Texas, on February 8, 2023.

VOLCON, INC. (Registrant)

By:	/s/ Jordan Davis
Name:	Jordan Davis
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jordan Davis or Greg Endo, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstituting, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jordan Davis		February 8, 2023
Jordan Davis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Greg Endo		February 8, 2023
Greg Endo	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Christian Okonsky
Christian Okonsky	Director and Chief Technology Officer	February 8, 2023

/s/ Jonathan P. Foster
Jonathan P. Foster	Director	February 8, 2023

/s/ John Kim
John Kim	Director	February 8, 2023

/s/ Karin-Joyce Tjon
Karin-Joyce Tjon	Director	February 8, 2023

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